UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

T Series Middle Market Loan Fund LLC
(Exact name of registrant as specified in its charter)

Delaware	814-01453	27-0279273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2023, T Series Financing III SPV LLC (“T Series III”), a wholly owned subsidiary of T Series Middle Market Loan Fund LLC (the “Company”), entered into a loan and security agreement (the “Loan and Security Agreement”) among T Series III, as borrower, the Company, as parent and servicer, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as securities intermediary, the lenders party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to which the Lenders have agreed to extend credit to T Series III in an aggregate principal amount up to $500 million at any one time outstanding.

The Loan and Security Agreement provides for a senior secured revolving credit facility of up to $500 million (the “Maximum Commitment”) with a three-year reinvestment period (the “Availability Period”) and a stated maturity date of February 23, 2028. Subject to certain conditions, including Lender and Administrative Agent consent, at any time during the Availability Period, T Series III may propose one or more increases in the Maximum Commitment. Advances under the Loan and Security Agreement will be denominated in U.S. dollars, pound sterling, Euros and/or Canadian dollars, with an interest rate based on Term SOFR (USD), SONIA (GBP), EURIBOR (EUR), or CDOR (CAD), as applicable (or, if any such index is not available, a benchmark replacement), plus a margin of 3.05% (with an additional margin of 0.1193% for pound sterling advances) (each, as defined in the Loan and Security Agreement).

The obligations of T Series III under the Loan and Security Agreement are secured by all of the assets held by T Series III, including certain loans the Company has originated or acquired (the “Loans”) that may from time to time be contributed or transferred by the Company to T Series III pursuant to the terms of a Contribution Agreement, dated as of February 23, 2023 (the “Contribution Agreement” and together with the Loan and Security Agreement, the “Agreements”), between the Company, as contributor, and T Series III, as the contributee. Under the Agreements, the Company and T Series III, as applicable, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on disposition of the Loans, reporting requirements and other customary requirements for similar revolving funding facilities.

The Loan and Security Agreement includes usual and customary events of default for revolving funding facilities of this nature, including allowing the Administrative Agent, upon a default, to accelerate and foreclose on the Loans and to pursue the rights under the Loans directly with the obligors thereof. In connection with the entry into the Loan and Security Agreement, T Series III also entered into various supporting documentation.

Borrowings under the Loan and Security Agreement are subject to various covenants under the Agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Loan and Security Agreement and is qualified in its entirety by reference to the copy of the Loan and Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Loan and Security Agreement, dated as of February 23, 2023, among T Series Financing III SPV LLC, as borrower, T Series Middle Market Loan Fund LLC, as parent and servicer, the lenders party thereto, U.S. Bank Trust Company, National Association, as collateral agent and as collateral administrator, U.S. Bank National Association, as securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2023	T Series Middle Market Loan Fund LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer